Exhibit 99.1
Shore Bancshares, Inc. Announces Appointment of B. Scot Ebron as Bank President
Easton, Maryland, June 16, 2026 – Shore Bancshares, Inc. (Nasdaq – SHBI), the parent company of Shore United Bank, N.A., announced today that the Bank’s Board of Directors has appointed B. Scot Ebron to the office of President of the Bank. Mr. Ebron was also appointed to the Board of Directors of the Bank. James M. Burke will continue in the role of Chief Executive Officer of the Bank and President and Chief Executive Officer of Shore Bancshares, Inc.
Mr. Ebron has served as the Bank’s Chief Banking Officer since the Bank’s combination with Community Bank of the Chesapeake in 2023. Prior to that time, he served as Chief Banking Officer of Community Bank of the Chesapeake.
“Scot and I have had the opportunity to work together for over three decades, and he is not only an exceptional banker but someone I trust deeply,” stated James (“Jimmy”) M. Burke, President and Chief Executive Officer of Shore Bancshares. “His leadership, experience, and strong relationships across our organization position him well to serve as President as we continue executing our strategic priorities.”
Shore Bancshares Information
Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the parent company of Shore United Bank, N.A. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.
Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Shore Bancshares, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Shore Bancshares, Inc.’s actual results to differ materially from those described in the forward-looking statements can be found in Shore Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, and in any subsequent filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Shore Bancshares, Inc. undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.
For further information, contact: Charles S. Cullum, Executive Vice President, and Chief Financial Officer, (410) 260-2042
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